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                                                                   EXHIBIT 99.1

                              [ILEX ONCOLOGY LOGO]

                                                                   NEWS
                                                                   RELEASE


FOR IMMEDIATE RELEASE



                   ILEX ONCOLOGY, INC. ANNOUNCES $135 MILLION
                      PRIVATE PLACEMENT OF ITS COMMON STOCK

 SAN ANTONIO, TX (March 7, 2000) - ILEX(TM) Oncology, Inc. (Nasdaq: ILXO) today announced that it has entered into definitive agreements for the sale of 3,000,000 shares of its common stock at $45 per share to selected institutional and other accredited investors. Gross proceeds to the Company are approximately $135 million. Net proceeds to the Company, after fees and expenses, are expected to be approximately $127 million.

An additional 1,255,988 shares are to be sold by a selling stockholder. Gross proceeds to the selling stockholder are expected to be approximately $56.5 million. ILEX will not receive any of the proceeds from the sale of shares by the selling stockholder. Prudential Vector Healthcare Group, a division of Prudential Securities Incorporated, served as placement agent for the private placement.

ILEX plans to use its share of the proceeds from the private placement to accelerate its clinical trials and preclinical research, with a particular focus on its late-stage clinical product candidates and preclinical angiogenesis inhibitors, as well as for potential acquisitions of complementary technologies, products or companies and for general corporate purposes.







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 "This will help accelerate ILEX's transition from a drug development company to a leading oncology-focused pharmaceutical company," said ILEX President and Chief Executive Officer Richard Love.

The registration statement relating to any future resales of the newly issued shares will be filed with the Securities and Exchange Commission (SEC). The closing of the private placement will occur shortly after the SEC informs the company of its willingness to declare the resale registration statement relating to the newly issued shares effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State. Any offering of ILEX securities under the resale registration statement will be made only by means of a prospectus.

ILEX Oncology, Inc. is a drug development company focused exclusively on accelerated development of drugs for the treatment and prevention of cancer. The company does this in two ways: by advancing a diversified portfolio of anticancer drugs through its ILEX Products subsidiary, and, by offering drug development services on a contract basis to pharmaceutical and biotech companies through its ILEX Oncology Services subsidiary. These complementary businesses draw from the company's core relationships with international oncology experts, strategic alliances -- providing unparalleled access to patient recruitment for clinical trials, and simultaneous European and US drug development and approval capabilities.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, clearance of the resale registration statement by the Securities and Exchange Commission (SEC); the early stage of the Company's compounds under development; risks in technology and product development; failure to successfully complete clinical trials; failure to receive market clearance from regulatory agencies; dependence on third parties and partners; and those risks described in the Company's Form S-3 filed January 25, 2000 (Commission file #333-95353), and the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and in other filings made by the Company with the SEC. The Company disclaims any obligation to update these forward-looking statements.


Contact:
Ann Stevens, Investor Relations, (210) 949-8230